UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 21, 2006, America First Apartment Investors, Inc. (the "Registrant"), through a wholly-owned subsidiary, closed on the purchase of the Cornerstone Apartments, a 420-unit Apartment complex located in Independence, Missouri pursuant to a purchase and sale agreement with The R&S Apartment Land , LLC, a Missouri limited liability company, dated October 24, 2006.

The purchase price of the Cornerstone Apartments of $37.5 million was funded with approximately $12 million of cash and a $25.5 million mortgage loan drawn upon the Registrant's credit facility with Wells Fargo Bank, N.A. and Fannie Mae. The cash portion of the purchase price was funded by the November 2006 sale of Delta Crossing and the release of cash collateral no longer required on one of the Registrant's mortgage bonds.

There are no material relationships between the Registrant and its subsidiaries, on one hand, and The R&S Apartment Land, LLC and its affiliates on the other hand.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2006, the Registrant entered into a Master Credit Facility and Reimbursement Agreement (the "Facility") with Wells Fargo Bank, N.A. and Fannie Mae. The Facility was initially established for $70.5 million and may be expanded, with the consent of the lenders, by an additional $49.5 million (for a total of $120 million). The Facility provides the Registrant the ability to borrow to fund conventional mortgage loans at either fixed or variable interest rates. In addition, the Registrant can use the Facility to provide Fannie Mae credit enhancement for tax-exempt bond financings.

In connection with the acquisition of the Cornerstone Apartments described in item 2.01 of this report, the Registrant drew down $25.5 million as conventional financing on the Facility. These borrowings mature on January 1, 2017, bear interest at a fixed rate of 5.44% and are secured by mortgages on the Cornerstone Apartments and the Registrant's other properties included within the Facility.

For additional information regarding the Facility, see the Registrant's current report on Form 8-K filed on October 4, 2006.

Item 8.01 Other Events.

On December 21, 2006, the Registrant issued a press release announcing the completed acquisition of the Cornerstone Apartments. A copy of the press release is being furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) The financial statements required by this item will be filed by amendment to this current report no later than 71 calendar days after December 28, 2006.

(b) The pro forma financial information required by this item will be filed by amendment to this current report no later than 71 calendar days after December 28, 2006.

(d) Exhibits

(10) Multifamily Deed of Trust dated December 21, 2006.

(99) Press release dated December 21, 2006, announcing America First Apartment Investors, Inc.'s completed acquisition of the Cornerstone Apartments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

December 28, 2006	By:	/s/ John H. Cassidy

Name: John H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Multifamily Deed of Trust dated December 21, 2006.
99	Press release dated December 21, 2006, announcing America First Apartment Investors, Inc.'s completed acquisition of the Cornerstone Apartments for $37.5 million.